UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2018

Cactus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300 Houston, Texas 77024
(Address of principal executive offices) (Zip Code)

(713) 626-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☒

Item 1.01      Entry into a Material Definitive Agreement.

On August 21, 2018, Cactus Wellhead, LLC (“Cactus LLC”), the operating subsidiary through which Cactus, Inc. (the “Company”) operates its business, entered into a five-year senior secured asset-based revolving credit facility (the “ABL Credit Facility”) with a syndicate of lenders and JPMorgan Chase Bank, N.A., as administrative agent for such lenders and as an issuing bank and swingline lender. The ABL Credit Facility provides for $75.0 million in revolving commitments, up to $15.0 million of which is available for the issuance of letters of credit. The ABL Credit Facility matures on August 20, 2023. The maximum amount that Cactus LLC may borrow under the ABL Credit Facility is subject to a borrowing base, which is based on a percentage of eligible accounts receivable and eligible inventory, subject to reserves and other adjustments.

The ABL Credit Facility replaces Cactus LLC’s prior credit agreement, dated as of July 31, 2014, with Credit Suisse AG, as administrative agent, collateral agent and issuing bank, and the other lenders party thereto (the “Prior Credit Agreement”). The Prior Credit Agreement provided for a term loan tranche in an aggregate principal amount of $275.0 million, the outstanding balance of which was repaid in full in February 2018 with the net proceeds of the initial public offering of the Company, and a revolving credit facility of up to $50.0 million with a $10.0 million sublimit for letters of credit.  Under the Prior Credit Agreement, interest was payable quarterly for alternate base rate loans and at the end of the applicable interest period for Eurodollar loans (or quarterly if the applicable interest period is longer than three months). Cactus LLC had the choice of borrowing at an adjusted Eurodollar rate (subject to a 1.0% floor) plus an applicable margin or at the alternate base rate plus an applicable margin. The alternate base rate per annum under the Prior Credit Agreement was equal to the greatest of (i) the agent bank’s reference prime rate, (ii) the federal funds effective rate plus 0.5% and (iii) the adjusted LIBO rate (as defined in the Prior Credit Agreement) for a one month interest period plus 1.0%. Under the Prior Credit Agreement, the applicable margin with respect to any Eurodollar revolving loan ranged from 2.75% to 3.75% and alternate base rate revolving loan ranged from 1.75% to 2.75% based on Cactus LLC’s total leverage ratio.  The Prior Credit Agreement was terminated concurrently with the effectiveness of, and as a condition of entering into, the ABL Credit Facility. No loans or letters of credit under the Prior Credit Agreement were outstanding at the time of, or were repaid in connection with, such termination. The Prior Credit Agreement was scheduled to mature on July 31, 2019.

Subject to certain terms and conditions set forth in the ABL Credit Facility, Cactus LLC may request additional revolving commitments in an amount not to exceed $50.0 million, for a total of up to $125.0 million in revolving commitments.

Cactus LLC’s obligations under the ABL Credit Facility are secured by liens on Cactus LLC’s assets, other than equipment, intellectual property and real estate.  Any subsidiary of Cactus LLC that is considered material pursuant to the ABL Credit Facility will be required to (i) guarantee on an unconditional basis all of Cactus LLC’s obligations under the ABL Credit Facility and (ii) grant a lien to secure such guarantee on its assets, other than equipment, intellectual property and real estate.

Borrowings under the ABL Credit Facility bear interest at Cactus LLC’s option at either (i) the Alternate Base Rate (as defined therein) (“ABR”), or (ii) the Adjusted LIBO Rate (as defined therein) (“Eurodollar”), plus, in each case, an applicable margin. Letters of credit issued under the ABL Credit Facility accrue fees at a rate equal to the applicable margin for Eurodollar borrowings.  The applicable margin ranges from 0.50% to 1.00% per annum for ABR borrowings and 1.50% to 2.00% per annum for Eurodollar borrowings and, in each case, is based on the average quarterly availability under the ABL Credit Facility for the immediately preceding fiscal quarter. The unused portion of the ABL Credit Facility is subject to a commitment fee that varies from 0.250% to 0.375% per annum, according to the average quarterly availability under the ABL Credit Facility for the immediately preceding fiscal quarter.

The ABL Credit Facility contains various covenants and restrictive provisions that limit Cactus LLC’s and each of its subsidiaries’ ability to, among other things, (1) incur additional indebtedness and create liens; (2) make investments or loans; (3) enter into asset sales; (4) make certain restricted payments and distributions and (5) engage in transactions with affiliates. The ABL Credit Facility also requires Cactus LLC to maintain a fixed charge coverage ratio of 1.0 to 1.0 based on the ratio of EBITDA (as defined therein) minus Unfinanced Capital Expenditures (as defined therein) to Fixed Charges (as defined therein) during certain periods, including when availability under the ABL Credit Facility is under certain levels.  If Cactus LLC fails to perform its obligations under the ABL Credit Facility, (i) the commitments under the ABL Credit Facility could be terminated, (ii) any outstanding borrowings under the ABL Credit Facility may be declared immediately due and payable and (iii) the lenders may commence foreclosure or other actions against the collateral.

The foregoing description of the ABL Credit Facility is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the ABL Credit Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.

The information under Item 1.01 above related to the Prior Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit
No.	Description
10.1

Credit Agreement, dated as of August 21, 2018, among Cactus Wellhead, LLC, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, an issuing bank and swingline lender.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2018

Cactus, Inc.

By:	/s/ Brian Small
Name:	Brian Small
Title:	Chief Financial Officer